UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2013

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road Suite 2050 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 22, 2014, the Company held its 2014 Annual Meeting of shareholders. At the Annual Meeting, the shareholders voted on the following matters:

Proposal 1

Election of Directors

The six nominees for a term ending at the 2015 Annual Meeting received the following votes:

Name	For	Against	Abstain	Broker Non-Votes
James D. Fast	7,489,860	230,750	7,794	1,500,742
Joseph J. Hartnett	7,516,842	171,318	40,244	1,500,742
Charles R. Kummeth	7,508,084	179,976	40,324	1,500,742
David P. Molfenter	7,447,712	240,248	40,444	1,500,742
James R. Swartwout	7,547,702	172,401	8,301	1,500,742
Cary B. Wood	7,504,505	183,655	40,244	1,500,742

Proposal 2

Ratification of the Appointment of Independent Registered Public Accountants

The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2015 by an advisory vote received the following votes:

For	Against	Abstentions	Broker Non-Votes
7,985,670	420,373	823,103	0

Proposal 3

Advisory Vote on Named Executive Officer Compensation

The proposal to approve the Named Executive Officer compensation by an advisory vote received the following votes:

For	Against	Abstentions	Broker Non-Votes
7,499,306	30,676	196,922	1,502,242

Proposal 4

Vote to Approve Amendment to Company’s Amended and Restated Code of Regulations

The proposal to approve amendment to the Company’s Code of Regulations to designate the state and federal courts of Ohio as the sole and exclusive forum for actions against the Company, unless it consents in writing to an alternative arrangement, received the following votes:

For	Against	Abstentions	Broker Non-Votes
4,046,577	3,667,183	9,444	1,505,942

Proposal 5

Re-approval of Material Terms of the 2010 Long-Term Stock Incentive Plan

The proposal to approve the Sparton Corporation 2010 Long-Term Stock Incentive Plan received the following votes:

For	Against	Abstentions	Broker Non-Votes
7,521,585	177,940	27,379	1,502,242

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: October 24, 2014	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer